SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

         Date of report (Date of earliest event reported): July 18, 1997




                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)




      Delaware                     0-22228                       11-3170868
  (State or other
  jurisdiction of              Commission File                 (IRS Employer
   incorporation)                  Number)                  Identification No.)



          One Astoria Federal Plaza, Lake Success, New York 11042-1085 (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (516) 327-3000




                                      None
          (Former name or former address, if changed since last report)

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Items 1 through 4 & 6 through 9.  Not Applicable

Item 5.  Other Events.

         On July 18, 1997, a purported class action (the "Action") was commenced in the United States District Court of the Eastern District of New York entitled Leonard Minzer and Harry Schipper v. Gerard C. Keegan, et al (Index No. 97 Civ. 4077 (CPS)) against The Greater New York Savings Bank, a New York State chartered savings bank ("GNYSB"), GNYSB's directors and certain executive officers, Astoria Financial Corporation, a Delaware corporation ("AFC"), and Astoria Federal Savings and Loan Association, a federally chartered savings and loan association and a wholly owned subsidiary of AFC ("AFSL"). The suit alleges, among other things, that GNYSB, GNYSB's directors and certain executive officers are soliciting proxies in violation of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9, promulgated thereunder, by failing to disclose certain allegedly material facts in the proxy statement that was circulated to GNYSB stockholders in connection with the proposed merger of GNYSB with and into AFSL (the "Merger"), and that GNYSB's directors and executive officers have breached their fiduciary duties by entering into a merger agreement, dated as of the 29th day of March, 1997, by and among AFC, AFSL, and GNYSB, and related arrangements. The suit further alleges, without any specification, that the AFC and AFSL defendants participated in the preparation, filing and distribution of GNYSB's proxy materials. The complaint seeks, among other things, a preliminary and permanent injunction against consummation of the Merger and the related transactions, an order to the directors and executive officers of GNYSB to carry-out their fiduciary duties and unspecified damages and costs. AFC and AFSL believe that the allegations made in the Action are without merit.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ASTORIA FINANCIAL CORPORATION


                                   By:  /s/ George L. Engelke, Jr.
                                      ------------------------------------------
                                      George L. Engelke, Jr.
                                      Chairman of the Board, President and Chief
                                       Executive Officer


Dated: July 24, 1997


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